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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion or incorporation by reference in this registration statement of our reports dated February 4, 1997 included or incorporated by reference in Scotsman Industries, Inc. Form 10-K for the year ended December 29, 1996 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois
October 17, 1997